                                                                   Exhibit 99.1

--------------------------------------------------------------------------------
[INTERNATIONAL PAPER LOGO]
--------------------------------------------------------------------------------

                                                       INTERNATIONAL PAPER PLAZA
                                                       400 ATLANTIC STREET
                                                       STAMFORD, CT 06921

News Release

Media Contacts:    Jennifer Boardman, 203-541-8407
                   Kathleen Bark, 203-541-8418

Investor Contacts: Darial Sneed, 203-541-8541
                   Brian Turcotte, 203-541-8632

   International Paper Reports Higher First-Quarter 2004 Earnings on Stronger
                                     Demand

     o Net earnings of $73 million up 66 percent from 2003 first-quarter earnings of $44 million.

     o Net sales increased to $6.4 billion from first-quarter 2003 net sales of $6.0 billion.

STAMFORD, Conn. - April 23, 2004 - International Paper (NYSE: IP) today reported first-quarter 2004 net earnings of $73 million ($0.15 per share), compared with $44 million ($0.09 per share) in the first quarter of 2003 and $48 million ($0.10 per share) in the fourth quarter of 2003. Amounts include the effects of special items and discontinued operations in all periods and accounting changes in the first and fourth quarters of 2003.

                           Earnings Per Share Summary

                                                     First     First     Fourth
                                                    Quarter   Quarter   Quarter
                                                      2004      2003      2003
                                                    -------   -------   -------
Net Earnings                                         $ 0.15    $ 0.09    $ 0.10
Less -- Earnings from Discontinued Operations
(CHH Tissue)                                          (0.01)    (0.01)    (0.01)
Plus -- Cumulative Effect of Accounting Changes           -      0.02      0.01
                                                     ------    ------    ------
Earnings from Continuing Operations                    0.14      0.10      0.10
Add Back - Special Items                               0.02      0.03      0.12
                                                     ------    ------    ------
Earnings from Continuing Operations and Before
Special Items                                        $ 0.16    $ 0.13    $ 0.22

Earnings from continuing operations were $70 million ($0.14 per share) in the 2004 first quarter, compared with 2003 first-quarter earnings of $51 million ($0.10 per share) and 2003 fourth-quarter earnings of $48 million ($0.10 per share). Amounts in all periods have been restated to exclude as a discontinued operation the earnings of the tissue business of Carter Holt Harvey that is expected to be sold in May 2004.

Earnings from continuing operations and before special items in the 2004 first quarter were $79 million ($0.16 per share), compared with $65 million ($0.13 per share) in the first quarter of 2003 and $107 million ($0.22 per share) in the fourth quarter of 2003.

First-quarter 2004 net sales were $6.4 billion, compared with first-quarter 2003 net sales of $6.0 billion and 2003 fourth-quarter sales of $6.3 billion.

"I'm pleased that we were able to more than offset the continued high costs of wood and energy with a better operational performance and higher sales volumes for the quarter, particularly in uncoated free sheet, bleached board and containerboard," said John Faraci, International Paper chairman and chief executive officer. "Our focus on customers is having an impact, despite the seasonally slow demand we typically experience in the winter months. Overall average pricing for the quarter was down from the first quarter of last year; but in March, we began to see the impact of previously announced price increases in industrial packaging, uncoated free sheet, pulp and some of our bleached board grades."

Commenting on the outlook for the second quarter, Faraci said, "We're seeing a pick-up in demand for our products in most regions of the world, and average price realizations in the second quarter should be higher. This upturn, combined with lower wood costs and our continued focus on cost control, should position us to deliver a stronger second quarter."

Effects of Special Items

Special items in the 2004 first quarter included a pre-tax charge of $30 million before taxes ($19 million after taxes) for restructuring and other costs, a pre-tax credit of $9 million ($6 million after taxes) to adjust previous estimated gains/losses of businesses sold and a $7 million credit ($4 million after taxes) for the net reversal of restructuring and realignment reserves no longer required. The $30 million charge for restructuring and other costs included $14 million ($9 million after taxes) for organizational restructuring programs and $16 million ($10 million after taxes) for losses on early extinguishment of debt. The net after-tax effect of these special items was an expense of $0.02 per share.

Special items in the 2003 fourth quarter included a pre-tax charge of $101 million ($61 million after taxes and minority interest) for restructuring and other costs, $21 million ($26 million after taxes) of net losses on sales and impairments of businesses held for sale and a $23 million credit ($15 million after taxes) for the net reversal of restructuring and realignment reserves no longer required. In addition, a $13 million decrease in the income tax provision, after minority interest, was recorded in the fourth quarter reflecting a favorable settlement with Australian tax authorities of net operating loss carryforward credits. The $101 million charge for restructuring and other costs included $91 million ($55 million after taxes and minority interest) for facility closures and organizational restructuring programs, $29 million ($18 million after taxes) for additional legal reserves, and a credit of $19 million ($12 million after taxes) for gains on early extinguishment of debt. The net after-tax effect of these special items was an expense of $0.12 per share. Additionally, an after-tax charge of $3 million ($0.01 per share) was recorded for the cumulative effect of an accounting change for the adoption of the provisions of Financial

Interpretation No. 46, "Consolidation of Variable Interest Entities," resulting in a total expense of $0.13 per share in the quarter from special items and accounting changes.

Special items in the 2003 first quarter included a net charge of $23 million before taxes and minority interest ($14 million after taxes and minority interest, or $0.03 per share) for costs related to facility closures and organizational restructuring programs. Also in the quarter, the company adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," resulting in a $10 million after-tax charge ($0.02 per share) for the cumulative effect of a change in accounting.

Segment Information

Operating profits of $432 million for the first quarter were down from the fourth-quarter 2003 operating profits of $447 million due to lower average price realizations, lower levels of land sales and higher energy costs, all of which more than offset higher volumes and improved operations. Operating profits were higher than first-quarter 2003 operating profits of $406 million, due to improved costs and higher volumes, which were partially offset by lower average sales prices and higher raw material costs.

First-quarter segment operating profits and business trends compared with the fourth quarter of 2003 are as follows:

First-quarter operating profits for Printing Papers were $83 million compared with fourth-quarter 2003 operating profits of $65 million. Higher average pulp price realization, stronger volumes for uncoated free sheet and strong results from Europe and Brazil were somewhat offset by lower average price realization on uncoated free sheet. The coated business continues to be impacted by import pressures, and coated volumes were flat in a seasonally slow period.

Industrial and Consumer Packaging operating profits were $79 million in the first quarter, compared with $111 million in the fourth quarter, due to lower average price realizations that more than offset better operational performance.

The company's distribution business, xpedx, reported operating profits of $17 million for the first quarter compared with operating profits in the fourth quarter of $18 million, on somewhat seasonally lower volumes.

First-quarter Forest Products operating profits were $232 million, compared with earnings of $236 million in the fourth quarter of 2003 as higher wood products results were offset by lower gains from forestland sales and slightly lower harvest volumes.

Operating profits at Carter Holt Harvey, International Paper's 50.5 percent owned subsidiary in New Zealand, were $11 million in the first quarter, compared with fourth-quarter operating profits of $8 million as a result of higher prices and lower operating costs.

Corporate expenses, net, of $110 million in the 2004 first quarter were lower than 2003 fourth-quarter net expenses of $144 million, but were higher than net expenses of $88 million in the first quarter of 2003. The decrease compared with the fourth quarter was principally due to lower overhead and inventory-related costs. Higher pension and other benefit-related costs were the major factors in the increase from the 2003 first quarter.

The company will hold a webcast to discuss earnings and current market conditions at 11 a.m. (EDT) today. All interested parties are invited to listen to the webcast live via the company's Internet site at http://www.internationalpaper.com by clicking on the Investor Information button. Persons who wish to listen to the live earnings webcast must pre-register at the site prior to the webcast. A replay of the webcast will also be available on the Web site beginning at 1 p.m. (EDT) this afternoon.

International Paper (http://www.internationalpaper.com) is the world's largest paper and forest products company. Businesses include paper, packaging, and forest products. As one of the largest private forest landowners in the world, the company manages its forests under the principles of the Sustainable Forestry Initiative 'r' (SFI) program, a system that ensures the continual planting, growing and harvesting of trees while protecting wildlife, plants, soil, air and water quality. Headquartered in the United States, International Paper has operations in over 40 countries and sells its products in more than 120 nations.

                                      # # #

Statements in this press release that are not historical are forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the strength of demand for the company's products and changes in overall demand, the effects of competition from foreign and domestic producers, the level of housing starts, changes in the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the company to continue to realize anticipated cost savings, performance of the company's manufacturing operations, results of legal proceedings, changes related to international economic conditions, changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro, economic conditions in developing countries, specifically Brazil and Russia, the current military action in Iraq and the war on terrorism. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

                               International Paper
                        Summary of Consolidated Earnings
                            Preliminary and Unaudited
            (In millions except for net sales and per share amounts)

                                                      Three Months Ended
                                                           March 31,
                                                      ------------------
                                                       2004      2003(a)
                                                      ------     -------
Net Sales (In billions)                               $  6.4      $  6.0
                                                      ------      ------

Earnings From Continuing Operations Before
   Interest, Income Taxes, and Minority Interest         321(b)      309(d)

      Interest expense, net                              196         184
                                                      ------      ------
Earnings From Continuing Operations Before
   Income Taxes and Minority Interest                    125(b)      125(d)

      Income tax provision                                41(b)       37(d)

      Minority interest expense, net of taxes             14          37(d)
                                                      ------      ------
Earnings From Continuing Operations                       70(b)       51(d)

Discontinued Operation, net of taxes and minority
   interest                                                3(c)        3(c)

Cumulative Effect of Accounting Change -
   Asset Retirement Obligations (SFAS 143), net of
      taxes                                                -         (10)
                                                      ------      ------
Net Earnings                                          $   73(b)   $   44(d)
                                                      ======      ======
Earnings Per Common Share From Continuing
   Operations                                         $ 0.14(b)   $ 0.10(d)

Discontinued Operation, net of taxes and minority
   interest                                             0.01(c)     0.01(c)

Cumulative Effect of Accounting Change -
   Asset Retirement Obligations (SFAS 143),  net of
      taxes                                                -       (0.02)
                                                      ------      ------
Earnings Per Common Share                             $ 0.15(b)   $ 0.09(d)
                                                      ======      ======
Earnings Per Common Share -
   Assuming Dilution                                  $ 0.15(b)   $ 0.09(d)
                                                      ======      ======
Average Shares of Common Stock Outstanding             484.4       479.0
                                                      ======      ======

(a) Restated to reflect the operating results of the Carter Holt Harvey tissue business as a discontinued operation.

(b) Includes a $30 million charge before taxes ($19 million after taxes) for organizational restructuring actions and losses on early debt extinguishment, a pre-tax credit of $9 million ($6 million after taxes) to adjust previous estimated gains/losses of businesses sold, and a credit of $7 million before taxes ($4 million after taxes) for the net reversal of restructuring reserves no longer required.

(c) Includes net income of the discontinued operations of the Carter Holt Harvey tissue business held for sale which is expected to be sold in the second quarter of 2004.

(d) Includes a $23 million charge before taxes and minority interest ($14 million after taxes and minority interest) for asset shutdowns of excess internal capacity and cost reduction actions.

                               International Paper
                        Reconciliation of Earnings Before
                          Special Items to Net Earnings
                            Preliminary and Unaudited
                   (In millions except for per share amounts)

                                                      Three Months Ended
                                                           March 31,
                                                      ------------------
                                                          2004   2003
                                                         -----   ----
   Earnings Before Special Items (1)                     $ 79    $ 65

Restructuring and other charges                           (19)    (14)
Reversal of reserves no longer required                     4       -
Net gains on sales and impairments
   of businesses held for sale                              6       -
Discontinued Operation                                      3       3
Cumulative effect of change in accounting                   -     (10)
                                                         ----    ----
   Net Earnings as Reported                              $ 73    $ 44
                                                         ====    ====

                                                      Three Months Ended
                                                           March 31,
                                                      ------------------
                                                        2004     2003
                                                       ------   ------
Earnings Per Common Share
   Before Special Items (1)                            $ 0.16   $ 0.13

Restructuring and other charges                         (0.04)   (0.03)
Reversal of reserves no longer required                  0.01        -
Net gains on sales and impairments
  of businesses held for sale                            0.01        -
Discontinued Operation                                   0.01     0.01
Cumulative effect of change in accounting                   -    (0.02)
                                                       ------   ------
Earnings Per Common Share as Reported                  $ 0.15   $ 0.09
                                                       ======   ======

(1) The company calculates Earnings Before Special Items by excluding the after-tax effect of the adoption of new accounting standards, after-tax earnings of discontinued operations and items considered by management to be unusual from the net earnings reported under generally accepted accounting principles ("GAAP"). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information along with net earnings provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

                               International Paper
                     Sales and Earnings by Industry Segment
                            Preliminary and Unaudited
                                  (In Millions)

Sales by Industry Segment

                                                             Three Months Ended
                                    Three Months Ended   ----------------------------
                                          March 31,      June 30   Sept. 30   Dec. 31     Full
                                    ------------------   -------   --------   -------     Year
                                     2004     2003(1)    2003(1)    2003(1)   2003(1)   2003(1)
                                    ------   ---------   -------   --------   -------   -------
Printing Papers                     $1,970     $1,875     $1,860    $1,910     $1,875   $ 7,520
Industrial and Consumer Packaging    1,700      1,620      1,680     1,655      1,715     6,670
Distribution                         1,465      1,430      1,475     1,485      1,470     5,860
Forest Products                        790        675        740       800        810     3,025
Carter Holt Harvey                     515        405        420       480        515     1,820
Other Businesses (2)                   295        345        335       280        275     1,235
Less: Intersegment Sales              (371)      (371)      (352)     (347)      (314)   (1,384)
                                    ------     ------     ------    ------     ------   -------
                                    $6,364     $5,979     $6,158    $6,263     $6,346   $24,746
                                    ======     ======     ======    ======     ======   =======

Earnings by Industry Segment

                                                                   Three Months Ended
                                          Three Months Ended   ----------------------------
                                                March 31,      June 30   Sept. 30   Dec. 31     Full
                                          ------------------   -------   --------   -------     Year
                                           2004     2003(1)    2003(1)    2003(1)   2003(1)   2003(1)
                                          -----   ----------   -------   --------   -------   -------
Printing Papers                           $  83      $ 121      $ 142      $ 119     $  65     $  447
Industrial and Consumer Packaging            79         98        126        116       111        451
Distribution                                 17         15         23         24        18         80
Forest Products                             232        161        143        201       236        741
Carter Holt Harvey                           11         12          4         14         8         38
Other Businesses (2)                         10         (1)         5         10         9         23
                                          -----      -----      -----      -----     -----     ------
Operating Profit                            432        406        443        484       447      1,780

Interest expense, net                      (196)      (184)      (194)      (203)     (185)      (766)
Minority interest (3)                        13         14          9         17         8         48
Corporate items, net                       (110)       (88)       (96)      (138)     (144)      (466)
Restructuring and other charges             (30)       (23)       (81)       (93)     (101)      (298)
Net gains (losses) on sales and
impairments of businesses held for sale       9          -        (10)        (1)      (21)       (32)
Reversal of reserves no longer required
                                              7          -          9          8        23         40
                                          -----      -----      -----      -----     -----     ------
Earnings from continuing operations
   before income taxes and minority
   interest                               $ 125      $ 125      $  80      $  74     $  27     $  306
                                          =====      =====      =====      =====     =====     ======

(1) Prior-year industry segment information has been reclassified to conform with minor changes in the 2004 operational structure, as well as to reflect the Carter Holt Harvey tissue business as a discontinued operation.

(2) Includes Arizona Chemical, Chemical Cellulose Pulp (closed in 2003) and businesses identified in our divestiture program.

(3) Operating profits for industry segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax minority interest for these subsidiaries is added here to present consolidated earnings before income taxes, minority interest, extraordinary items, and cumulative effect of accounting changes.

                               International Paper
                         Sales Volumes by Product (1,2)
                            Preliminary and Unaudited

International Paper Consolidated (excluding Carter Holt Harvey)

                                    Three Months
                                       Ended               Three Months Ended
                                      March 31,    -------------------------------    Full
                                   -------------   June 30,   Sept. 30,   Dec. 31,    Year
                                    2004    2003     2003       2003        2003      2003
                                   -----   -----   --------   ---------   --------   -----
Printing Papers
 (In thousands of short tons)
   Uncoated Papers and Bristols    1,658   1,571     1,532      1.572       1,563    6,238
   Coated Papers                     526     506       500        575         532    2,113
   Market Pulp                       556     510       456        500         546    2,012

Packaging
 (In thousands of short tons)
   Containerboard                    541     485       497        460         504    1,946
   Bleached Packaging Board          379     317       340        340         351    1,348
   Kraft                             148     150       157        148         151      606
   Industrial and Consumer
      Packaging                    1,125   1,077     1,091      1,103       1,112    4,383

Forest Products (In millions)
   Panels (sq. ft. 3/8" - basis)     509     460       551        553         473    2,037
   Lumber (board feet)               878     842       934        915         882    3,573
   Particleboard
      (sq. ft. 3/4" - basis)           -       -         -          -           -        -

                                               Three Months Ended
                                   ------------------------------------------    Full
                                   March 31,   June 30,   Sept. 30,   Dec. 31    Year
                                     2002        2002        2002       2002     2002
                                   ---------   --------   ---------   -------   -----
Printing Papers
 (In thousands of short tons)
   Uncoated Papers and Bristols      1,589       1,580      1,628      1,535    6,332
   Coated Papers                       509         533        615        555    2,212
   Market Pulp                         497         436        535        545    2,013

Packaging
 (In thousands of short tons)
   Containerboard                      408         475        520        459    1,862
   Bleached Packaging Board            292         314        320        321    1,247
   Kraft                               173         140        159        154      626
   Industrial and Consumer
      Packaging                      1,068       1,129      1,089      1,086    4,372

Forest Products (In millions)
   Panels (sq. ft. 3/8" - basis)       730         494        532        477    2,233
   Lumber (board feet)                 884         979        954        864    3,681
   Particleboard
      (sq. ft. 3/4" - basis)            62          67          -          -      129

1. Includes third party and inter-segment sales.

2. Sales volumes for divested businesses are included through the date of sale.

Carter Holt Harvey (3)

                                         Three Months
                                            Ended              Three Months Ended
                                           March 31,    -------------------------------   Full
                                         ------------   June 30,   Sept. 30,   Dec. 31,   Year
                                          2004   2003     2003       2003        2003     2003
                                          ----   ----   --------   ---------   --------   ----
Printing Papers (In thousands of
 short tons)
   Tissue                                   32     33       33         33          33      132
   Market Pulp                             147    121       93        130         155      499

Packaging (In thousands of short tons)
   Containerboard                          119    101       53        100         107      361
   Bleached Packaging Board                 20     23       21         21          19       84
   Industrial and Consumer Packaging        39     40       41         34          38      153

Forest Products (In millions)
   Panels (sq. ft. 3/8" - basis)            43     46       42         47          44      179
   Lumber (board feet)                     118    122      121        132         128      503
   MDF & Particleboard (sq. ft. 3/4"
      basis)                               139    147      139        155         141      582

                                                      Three Months Ended
                                         -------------------------------------------   Full
                                         March 31,   June 30,   Sept. 30,   Dec. 31,   Year
                                           2002       2002        2002        2002     2002
                                         ---------   --------   ---------   --------   ----
Printing Papers (In thousands of
 short tons)
   Tissue                                    32          34         36          35      137
   Market Pulp                              114         152        119         127      512

Packaging (In thousands of short tons)
   Containerboard                            96         105         91         108      400
   Bleached Packaging Board                  22          23         23          21       89
   Industrial and Consumer Packaging         45          39         33          37      154

Forest Products (In millions)
   Panels (sq. ft. 3/8" - basis)             49          47         53          51      200
   Lumber (board feet)                      121         139        145         141      546
   MDF & Particleboard (sq. ft. 3/4"
      basis)                                117         124        130         123      494

3. Includes 100 percent of volumes sold.

                           INTERNATIONAL PAPER COMPANY
                           Consolidated Balance Sheet
                            Preliminary and Unaudited
                                  (In Millions)

                                                            March 31,   December 31,
                                                              2004          2003
                                                            ---------   ------------
Assets
Current Assets
   Cash and temporary investments                            $ 2,010       $ 2,363
   Accounts and notes receivable, net                          2,996         2,851
   Inventories                                                 2,813         2,896
   Assets of business held for sale                              414           424
   Other current assets                                          968         1,096
                                                             -------       -------
      Total Current Assets                                     9,201         9,630
                                                             -------       -------

Plants, Properties and Equipment, net                         13,834        13,998
Forestlands                                                    4,032         4,069
Investments                                                      733           764
Goodwill                                                       5,340         5,341
Deferred Charges and Other Assets                              1,889         1,723
                                                             -------       -------
Total Assets                                                 $35,029       $35,525
                                                             =======       =======

Liabilities and Common Shareholders' Equity
Current Liabilities
   Notes payable and current maturities of long-term debt    $ 1,757       $ 2,087
   Liabilities of business held for sale                         255           248
   Accounts payable and accrued liabilities                    4,292         4,641
                                                             -------       -------
      Total Current Liabilities                                6,304         6,976
                                                             -------       -------

Long-Term Debt                                                13,806        13,450
Deferred Income Taxes                                          1,425         1,598
Other Liabilities                                              3,623         3,637
Minority Interest                                              1,624         1,627

Common Shareholders' Equity
   Invested capital                                            5,213         5,155
   Retained earnings                                           3,034         3,082
                                                             -------       -------
      Total Common Shareholders' Equity                        8,247         8,237

                                                             -------       -------
Total Liabilities and Common Shareholders' Equity            $35,029       $35,525
                                                             =======       =======

Note: December 31, 2003 balances have been restated to reflect the assets and liabilities of the Carter Holt Harvey tissue business as a business held for sale.